EXHIBIT 3.2
BY-LAWS

ARTICLE I.  OFFICES
1.           The principal office of the corporation shall be located as set out in the Articles of Incorporation or at such other place as the board of directors may designate.
2.           The corporation may have such other offices, either within or without West Virginia, as the board of directors may designate or as the business of the corporation may require from time to time.
ARTICLE II.  SHAREHOLDERS
1.           Annual Meeting.  After the first annual meeting of shareholders for the fiscal year ended October 31, 1992, which meeting shall be held on January 4, 1993, the annual meeting of the shareholders shall be held on the third Monday of March of each year, at the hour of 12 o'clock, Noon, or at such other time on that day or at such other time on such other day within such month as shall be fixed by the board of directors.  If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.  If the election of directors shall not be held on the day designated for any annual meeting of the shareholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.
2.           Special Meetings.  Special meetings of the shareholders, for any purposes, unless otherwise prescribed by statute, may be called by the president or by a majority of the board of directors, and shall be called by the president at the request of the holders of not less than 1/10 of all outstanding shares of the corporation entitled to vote at the meeting.  The president shall inform such shareholders of the reasonably estimated cost of preparing and mailing such notice of the meeting and any attendant proxy materials, and upon payment to the corporation of such costs, the president shall give notice of the meeting to all shareholders entitled to vote at such meeting.  No matter how called, every request for a special meeting shall state the purpose or purposes of such meeting and the matters proposed to be acted upon at the meeting.  No special meeting need be called at the request of shareholders to consider any matter which is substantially the same as a matter voted upon at any annual or special meeting held during the preceding twelve (12) months.
3.           Place of Meeting.  The board of directors may designate any place, either within or without West Virginia, as the place of meeting for any annual meeting or for any special meeting.
4.           Notice of Meeting.  Written or printed notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.  Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.
5.           Closing of Transfer Books or Fixing of Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days.  If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.  In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.  If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.
6.           Voting Record.  The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the office of the corporation or at the office of the corporation's transfer agent or registrar.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.  The original stock transfer book shall be  prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.
7.           Quorum.  A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.  If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting originally noticed.  The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
8.           Proxies.  At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact.  Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.  No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.
9.           Voting of Shares.  Except with respect to election of directors, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.  At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates.

ARTICLE III.  BOARD OF DIRECTORS
1.           General Powers.  The business and affairs of the corporation shall be managed by its board of directors.
2.           Number and Tenure.  The number of directors of the corporation shall be such number as may be designated by the board of directors from time to time; provided that such number shall be not less than two (2) nor more than ten (10).  Directors shall be elected at the annual meeting of the shareholders, and shall hold office until the next succeeding annual meeting and until their successors are elected and qualified.
3.           Regular Meetings.  A regular meeting of the board of directors shall be held without other notice than by this by-law after, and at the same place as, the annual meeting of shareholders.  The board of directors may provide by resolution, the time and place, either within or without West Virginia, for the holding of additional regular meetings without other notice than such resolution.
4.           Special Meetings.  Special meetings of the board of directors may be called by or at the request of the president or any two directors.  The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without West Virginia, as the place for holding any special meeting of the board of directors called by them.
5.           Notice.  Notice of any special meeting may be given by telephone, telegram, or written notice, provided sufficient time is given each director to attend such meeting; provided, however, any special meeting may be held in any event if notice shall be given at least two days previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid.  If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.
6.           Quorum.  A majority of the number of directors fixed by Section 2 of this Article III. shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.
7.           Manner of Acting.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.
8.           Vacancies.  Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors.  A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.  Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at a regular meeting or a special meeting of the board of directors.
9.           Meeting by Conference Call.  At the option of the officer presiding over any meeting of the board of directors, one or more directors may participate in a meeting of the board, or of a committee of the board, by means of a telephone conference call or other type of communication equipment, provided that all persons participating in the meeting can hear and communicate with each other.  All directors so participating shall be deemed present at such meeting for purposes of determining a quorum and otherwise conducting such business as may be transacted during such meeting.
10.           Nomination and Election of Directors.  Nominations for the election of directors may be made by the board of directors or a committee or person appointed by the board of directors or by any stockholder entitled to vote in the election of directors generally.  However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at an annual meeting only if written notice of such stockholder's intent to make such nomination or nominations has been received by the secretary of the corporation not less than fourteen (14) nor more than fifty (50) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary, notice by the stockholder to be timely must be so received not earlier than the fiftieth day prior to such annual meeting and not later than the close of business on the later of (1) the fourteenth day prior to such annual meeting or (2) the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure thereof was made by the corporation, whichever first occurs.  For purposes of calculating the first such notice period, the first anniversary of the 1992 annual meeting shall be deemed to be January 4, 1993.  Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) relating to the nomination or nominations; (d) the class and number of shares of the corporation which are beneficially owned by such stockholder and the person to be nominated as of the date of such stockholder's notice and by any other stockholders known by such stockholder to be supporting such nominees as of the date of such stockholder's notice; (e) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (f) the consent of each nominee to serve as a director of the corporation if so elected.
In addition, in the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a special meeting only if written notice of such stockholder's intent to make such nomination or nominations, setting forth the information and complying with the format described in the immediately preceding paragraph, has been received by the Secretary of the corporation not earlier than the fiftieth day prior to such special meeting and not later than the close of business on the later of (i) fourteenth day prior to such special meeting or (ii) the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure thereof was made by the corporation, whichever comes first.
No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Article III, Section 10.  The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Article III, Section 10, and if he or she should so determine, the defective nomination shall be disregarded.
11. Presumption of Assent.  A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.
12.  Committees of Directors.  The board of directors may appoint from among its members committees composed of two or more directors.  In the absence of any member of any committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the board of directors to act in the place of absent members.  Any action by any committee of the board shall be subject to revision and alteration by the board of directors, provided that no rights of third persons shall be affected by any such revision or alteration.
ARTICLE IV.  OFFICERS
1.           Number.  The officers of the corporation shall be a chairman of the board of directors, a president, one or more vice-presidents (the classification and number thereof to be determined by the board of directors), a secretary and a treasurer, each of whom shall be elected by the board of directors.  Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the board of directors.
2.           Election and Term of Office.  The officers of the corporation to be elected by the board of directors shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be.  Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner provided by law.
3.           Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.
4.           Chairman of the Board.  The chairman of the board shall preside over all meetings of the board of directors and shareholders.  The chairman of the board shall have such other powers and authorities as may be assigned to him from time to time by the board of directors.
5.           President.  The president shall be the principal executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation.  In the absence of the chairman of the board, the president shall, when present, preside at all meetings of the shareholders and of the board of directors.  He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.
           6.           Vice Presidents.  In the absence of the president or in the event of his death, inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president.  Any vice-president may sign, with the secretary or any assistant secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors.
7.           Secretary.  The secretary shall:
(a)           Keep the minutes of the proceedings of the shareholders and of the board of directors in one or more books provided for that purpose;
(b)           See that all notices are duly given in accordance with the provisions of these by-laws or as required by law;
(c)           Be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized;
(d)           Keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder;
(e)           Sign with the president, or a vice-president, certificates for shares of the corporation;
(f)           Have general charge of the stock transfer books of the corporation; and
(g)           In general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.
8.           Treasurer.  The treasurer shall:
(a)           Have charge and custody of and be responsible for all funds and securities of the corporation;
(b)           Receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V. of these by-laws; and
(c)           In general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors.  If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine.
9.           Assistants.  The assistant secretaries may sign with the president or a vice-president certificates for shares of the corporation.  The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine.  The assistant secretaries and assistant treasurers, in general, shall perform the duties as shall be assigned to them by the secretary or the treasurer, respectively or by the president or the board of directors.
10.           Salaries.  The salaries of the president, vice-presidents, secretary and treasurer shall be fixed from time to time by the board of directors and the salaries of all other officers, agents and employees shall be fixed from time to time by the president subject to the control of the board of directors.  No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

ARTICLE V.  CONTRACTS, LOANS, CHECKS AND DEPOSITS
1.           Contracts.  The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.
2.           Loans.  No loan shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors.  Such authority may be general or confined to specific instances.
3.           Checks, Drafts, Etc.  All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.
4.           Deposits.  All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may select.

ARTICLE VI.  CERTIFICATES FOR SHARES; UNCERTIFICATED SHARES; TRANSFERS
1.           Certificates for Stock.  The shares of the corporation’s stock may be certificated or uncertificated, as provided under West Virginia law, and shall be entered in the books of the corporation and registered as they are issued.  Any certificates representing shares of stock shall be in such form as the board of directors shall prescribe, certifying the number and class of shares of the stock of the corporation owned by the shareholder.  Any certificates issued to any shareholder of the corporation shall bear the name of the corporation and state that it is organized under the laws of the State of West Virginia, the name of the shareholder, and the number and class (and the designation of the series, if any) of the shares represented.  Each certificate shall be signed either manually or by facsimile, by (i) the president or a vice president and (ii) by the secretary or an assistant secretary, and, if a seal has been adopted, shall be sealed with the seal of the corporation or a facsimile thereof.  If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, then the certificate is nevertheless valid.
Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice that shall set forth the name of the corporation, that the corporation is organized under the laws of the State of West Virginia, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, and the designations, relative rights, preferences, and limitations applicable to each class of shares and the variations in rights, preferences, and limitations determined for each series (and the authority of the board of directors to determine variations for future series).  Alternatively, such written notice may state conspicuously that the corporation will furnish the shareholder this information on request in writing and without charge.
2.           Transfers of Stock.  Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the shareholder entitled thereto, cancel the old certificate and record the transaction upon the corporation’s books.  Upon the surrender of any certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face “Cancelled” and filed with the permanent stock records of the corporation.
Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of the corporation.  If the corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.
The board of directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.
3.           Lost, Stolen or Destroyed Certificates.  Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the board of directors may require and shall, if the board of directors so requires, give the corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the board of directors, as the board of directors may require, whereupon the corporation may issue (i) a new certificate or certificates of stock or (ii) uncertificated shares in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen or destroyed.

ARTICLE VII.  CORPORATE SEAL
The board of directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words "Corporate Seal".

ARTICLE VIII.  INDEMNIFICATION OF OFFICERS AND DIRECTORS
Each director and officer of this corporation, or former director or officer of this corporation, or any person who may have served at its request as a director or officer of another corporation, his heirs and personal representatives, shall be indemnified by this corporation against costs and expenses at any time reasonably incurred by him arising out of or in connection with any claim, action, suit or proceeding, civil or criminal, against him or to which he may be made a party by reason of his being or having been such director or officer except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of a duty to the corporation.  If in the judgment of the board of directors of this corporation a settlement of any claim, action, suit or proceeding so arising be deemed in the best interests of the corporation, any such director or officer shall be reimbursed for any amounts paid by him in effecting such settlement and reasonable expenses incurred in connection therewith.  The foregoing right of indemnification shall be in addition to any and all rights to which any director or officer may be entitled as a matter of law.

ARTICLE IX.  AMENDMENTS
These by-Laws may be altered, amended or repealed and new by-Laws may be adopted by the board of directors at any regular meeting if notice is given at least two (2) days beforehand, or at any special meeting of the board of directors, but any by-Laws or amendments to by-Laws made by the directors may be amended, altered or repealed by the board of directors, or by the stockholders at any annual meeting, or at any special meeting called for that purpose, by the affirmative vote of holders of record of a majority of the shares of the stock entitled to vote thereon.